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I-SECTOR CORPORATION
(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement)

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I-SECTOR CORPORATION

6401 Southwest Freeway
Houston, Texas 77074

NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS

NOW TO BE HELD DECEMBER 30, 2004

____________________________

     Notice is hereby given that the annual meeting of stockholders of I-Sector Corporation (the “Company”), originally scheduled to be held on December 16, 2004, has been postponed until December 30, 2004. The postponement was necessary because events outside of the Company’s control prevented the Company from distributing its proxy materials to stockholders within the time prescribed by applicable law. Other than the change in the date of the meeting provided by this new notice, there are no changes to the notice, proxy statement or proxy card that are enclosed herewith or that were previously delivered to you. If you have already voted, your votes will be counted at the postponed Annual Meeting and you do not need to take any additional action.

     The postponed annual meeting will be held on December 30, 2004 at 10:00 A.M., at the Company’s offices, 6401 Southwest Freeway, Houston, Texas 77074, for the following purposes:

1.	To elect four (4) nominees to the board of directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

2.	To consider and approve an amendment of the I-Sector Corporation Incentive Plan (the “Plan”), to, among other matters, increase the number of shares of common stock reserved for issuance under the Plan from 600,000 shares of common stock to 900,000 shares of common stock; and

3.	To consider and act upon such other business as may properly be presented at the annual meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on November 26, 2004 will be entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

/s/Jeffrey A. Sylvester
Jeffrey A. Sylvester Secretary

THIS NOTICE IS DATED AND IS FIRST BEING MAILED TO

STOCKHOLDERS ON DECEMBER 15, 2004